Exhibit 10.10

Notice of Restricted Stock Award

Grantee:	Restricted Stock Number:

Address:	Plan: 2019 Long Term Incentive Plan

Notice is hereby given of the following award (the “Restricted Stock Award”) of Common Stock of The Pennant Group, Inc. (the “Corporation”):

Grant Date:	Grant Price[1]: *** ***

Type of Award: Restricted Stock

V E S T I N G

Vesting Schedule: [Vesting to be inserted at the time of grant.]

Except as otherwise provided in the Restricted Stock Agreement, the Restricted Stock will be vested in the Grantee in accordance with the following schedule:

On or after each of the following dates	Number of Restricted Stock Shares vested

By accepting this Restricted Stock Award, Grantee acknowledges and agrees that the Restricted Stock Shares granted herein are subject to and in accordance with the terms of (i) the enclosed RESTRICTED STOCK AWARD TERMS AND CONDITIONS (together with this Notice of Restricted Stock Award, the “Restricted Stock Agreement”), and (ii) THE PENNANT GROUP, INC. 2019 LONG TERM INCENTIVE PLAN (the “Plan”), both of which are incorporated herein by this reference. The validity of this award is subject to the completion of the spin-off of the Corporation from The Ensign Group, Inc. All capitalized terms in this Notice of Restricted Stock Award shall have the meaning assigned to them in the Restricted Stock Agreement of the Plan.

EXECUTED AND DELIVERED as of the Grant Date set forth above.

THE PENNANT GROUP, INC.
a Delaware corporation

By:
Name:
Title:

[1]

The number of shares of restricted stock actually granted will be determined on October 1, 2019 based on a per share price determined at the time of the spin-off of the Corporation from The Ensign Group, Inc. The number of shares granted by this award may also be adjusted if the total shares of common stock of the Corporation granted under the 2019 Long Term Incentive Plan equal greater than two percent (2%) of the outstanding shares of common stock of the Corporation following the spin-off. In such event, all awards granted under the 2019 Long Term Incentive Plan shall be adjusted pro rata such that they will total less than two percent (2%) of the outstanding shares of the common stock of the Corporation following the spin-off.

THE PENNANT GROUP, INC.

RESTRICTED STOCK AWARD

TERMS AND CONDITIONS

These RESTRICTED STOCK AWARD TERMS AND CONDITIONS are an integral part of the foregoing Notice Restricted Stock Award (the “Notice,” and together with these Terms and Conditions, the “Restricted Stock Agreement” or this “Agreement”) made by The Pennant Group, Inc., a Delaware corporation (the “Company”) to the individual “Grantee” named therein. All capitalized terms used herein but not defined in this Restricted Stock Agreement shall have the meanings given to them in the Pennant Group, Inc. 2019 Long Term Incentive Plan (the “Plan”), the terms and conditions of which are incorporated herein by this reference.

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Cause” shall mean (i) the willful and continued failure by Grantee substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Grantee’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds, or (iii) the willful engaging by Grantee in misconduct which causes substantial injury to the Company or its Affiliates, its other employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on Grantee’s part shall be considered “willful” unless done or omitted to be done, by Grantee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company or its Affiliates. However, if the term or concept has been defined in an employment agreement between the Company and Grantee, then Cause shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Affiliate) to discharge or dismiss Grantee or other person providing Service to the Company (or any Affiliate) for any other acts or omissions but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Cause.

“Vested Shares” shall mean (i) all Shares issued pursuant to this Agreement that are vested pursuant to Section 3 hereof and (ii) all Shares issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Shares. Vested Shares shall continue to be Vested Shares in the hands of any holder other than Grantee (except for the Company or its Affiliates and purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Vested Shares hereunder.

2. Issuance of Stock. In partial consideration for Grantee’s services to the Company or its Affiliates, Grantee has been issued the number of Shares set forth in the Notice (the “Restricted Stock”), subject to the consummation of the spin-off of the Company from The Ensign Group, Inc. (the “Transaction”). For the avoidance of doubt, if the Transaction is not consummated, this Agreement and the grant of Restricted Stock provided for hereunder shall automatically be terminated and void ab initio.

3. Vesting.

(a) Normal Vesting. Except as set forth in this Restricted Stock Agreement, the Restricted Stock shall vest in accordance with the schedule set forth in the Notice and shall become fully vested on the fifth anniversary of the date hereof (the “Vesting Date”).

(b) If Grantee’s employment with the Company or its Affiliates terminates for any reason prior to the Vesting Date, all unvested Restricted Stock shall be forfeited and automatically transferred to the Company without consideration on the date of Grantee’s employment termination and Grantee shall have no further rights with respect to the Restricted Stock. For purposes of this Agreement, employment with a Subsidiary of the Company or its Affiliates shall be considered employment with the Company or its Affiliates.

4. Restrictions on Transfer.

(a) Non-Transferability. Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Grantee (or any beneficiary(ies) of the Grantee), other than by testamentary disposition by the Grantee or the laws of descent and distribution. Any such Restricted Stock, and any rights and interests with respect thereto, shall not, prior to vesting, be pledged or encumbered in any way by the Grantee (or any beneficiary(ies) of the Grantee) and shall not, prior to vesting, be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

(b) Securities Laws; Restrictions on Transfer of Vested Shares. Grantee understands and hereby acknowledges that, in addition to transfer restrictions in this Agreement, the Plan and federal and state securities laws govern and restrict Grantee’s right to offer, sell or otherwise dispose of any Vested Shares unless such offer, sale or other disposition thereof is registered or qualified under the Securities Act and applicable state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Grantee agrees that he or she shall not offer, sell or otherwise dispose of any Vested Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. Grantee further understands that the certificates for any Vested Shares shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws. Grantee may not sell, transfer or dispose of any Vested Shares (except pursuant to an effective registration statement under the Securities Act) without first obtaining from the Company an opinion of the Company’s counsel that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer. If requested, Grantee agrees to provide the Company with written assurances, in form and substance satisfactory to the Company, that (1) the proposed disposition does not require registration of the Shares under the Securities Act or (2) all appropriate action necessary for compliance with the registration requirements of the Securities Act or any exemption from registration available under the Securities Act (including Rule 144) has been taken.

(c) Restrictive Legend. The certificates representing the Restricted Stock, if any, shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON __________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND FORFEITURE PROVISIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND __________ DATED AS OF __________, ___, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(d) Restrictions on Transfer after Vesting. The transfer or sale of Vested Shares in accordance with this Section 4 of this Agreement shall be subject to the Company or its Affiliates Policy Regarding Insider Trading, as amended from time to time, including any preclearance procedures or black-out periods that specifically apply to Grantee.

5. Conformity with Plan. The Restricted Stock is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Grantee acknowledges receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

6. Rights of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate Grantee’s employment at any time (with or without Cause), nor confer upon Grantee any right to continue in the employ of the Company or its Affiliates for any period of time or to continue his or her present (or any other) rate of compensation, and in the event of Grantee’s termination of employment (including, but not limited to, termination by the Company or its Affiliates without Cause), any portion of Grantee’s Restricted Stock that was not previously vested shall be forfeited, except as otherwise provided herein. Nothing in this Agreement shall confer upon Grantee any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of shares of Restricted Stock upon the occurrence of subsequent events except as provided in Section 7 below.

7. Withholding of Taxes.

(a) Subject to compliance with applicable law and any insider trading policy of the Company or its Affiliates, the Company or its Affiliates may permit the Grantee to satisfy the Company’s or its Affiliates’ tax withholding obligations in accordance with procedures established by the Company providing for either (i) delivery by the Grantee to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company previously obtained and held by Grantee in an amount necessary to cover the Company’s withholding obligations, or (ii) payment by check. The Grantee shall deliver written notice of any such permitted election to the Company on a form specified by the Company for this purpose at least thirty (30) days (or such other period established by the Company) prior to the date on which the Company’s tax withholding obligation arises (the “Withholding Date”). If the Grantee elects payment by check, the Grantee agrees to deliver a check for the full amount of the required tax withholding to the Company on or before the second business day following the Withholding Date. If additional withholding is or becomes required (as a result of the vesting of any Restricted Stock or as a result of disposition of Vested Shares) beyond any amount deposited before delivery of the certificates, the Grantee shall pay such amount to the Company, in cash or by check, on demand. The Company shall be entitled, if necessary or desirable, to withhold from Grantee any amounts due and payable by the Company, including wages, to Grantee (or secure payment from Grantee in lieu of withholding), the amount of any withholding or other tax due from the Company with respect to any Restricted Stock issuable under this Agreement, and the Company may defer such issuance unless indemnified by Grantee to its satisfaction.

(b) The Company or its Affiliates may permit the Grantee to satisfy all or any portion of a Company’s or its Affiliates’ tax withholding obligations by deducting a number of whole, Vested Shares otherwise deliverable to the Grantee or by the Grantee’s tender to the Company of a number of whole, Vested Shares or Vested Shares acquired otherwise than pursuant to this Agreement having, in any such case, a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, up to the maximum marginal tax rates in the Grantee’s jurisdiction.

(c) Grantee acknowledges that he or she has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. Grantee further understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price, if any, for the Shares and the fair market value of the Shares as of the date the forfeiture provisions in Section 3 lapse. Grantee understands that he or she may elect to be taxed at the time the Restricted Stock is issued rather than when and as the forfeiture provisions lapse expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of hereof. THE FORM FOR MAKING THIS SECTION 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A AND GRANTEE (AND NOT THE COMPANY, ITS AFFILIATES OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF GRANTEE REQUESTS THE COMPANY, ITS AFFILIATES OR ITS AGENTS TO MAKE THIS FILING ON GRANTEE’S BEHALF.

8. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Shares, the number and type of shares of Grantee’s Restricted Stock shall be adjusted by the Committee as necessary, provided that any such adjustments shall not adversely affect the Grantee.

9. Rights as a Shareholder. Except as otherwise provided in this Agreement and the Plan, Grantee shall have all of the rights of a shareholder of the Company with respect to the Shares of Restricted Stock, including the right to vote such shares and the right to receive dividends. There is no guarantee by the Company or its Affiliates that dividends will be paid. All dividends and other distributions paid with respect to Restricted Stock, including with respect to unvested Restricted Stock and whether paid in cash, Shares, or other property, shall be paid by the Company on the same date that dividend payments are made with respect to all of the Company’s outstanding Shares.

10. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto shall be entitled to specific performance and/or injunctive relief (without posting bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

11. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of Grantee and the Company.

12. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

14. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

15. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

16. Governing Law. The corporate law of the state of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the state of Delaware.

17. Entire Agreement. This Agreement and the Plan constitute the entire understanding between Grantee and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by Grantee of Common Stock of the Company. If there are any conflicts in terms and conditions between this Agreement and the Plan, the terms and conditions of the Plan shall govern, unless otherwise determined by the Committee or the Board.

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